Exhibit 99.1

FOR IMMEDIATE RELEASE

Quillen Joins Contura’s Board of Directors

BRISTOL, Tenn., November 23, 2020 - Contura Energy, Inc. (NYSE: CTRA), a leading U.S. supplier of metallurgical products for the steel-making industry, today announced that Michael J. Quillen has joined Contura’s board, effective November 23, 2020. As an industry veteran with prior hands-on knowledge of Contura’s assets, Quillen brings several decades of coal expertise to the Contura team.

“It is a significant benefit to our company when we can add a board member of the caliber of Mike Quillen, and we believe that he is a strong addition to the board,” said David Stetson, Contura’s chairman and chief executive officer. “I am grateful for his willingness to join our ranks, and I’m thrilled to bring his technical coal knowledge and strategic decision-making to work on behalf of Contura. Mike has served as chief executive of coal companies, so he knows the challenges and opportunities we face, and his industry experience is unparalleled. I am eager to welcome Mike to the board.”

Additionally, effective today, Quillen will serve as lead independent director as well as chair of the compensation committee and chair of the safety, health and environmental committee. Albert E. Ferrara, Jr. will remain chair of the audit committee, and Scott D. Vogel will be chair of the nominating and corporate governance committee.

Mr. Quillen is a director of Martin Marietta Materials, Inc., where he chairs the finance committee and serves on the compensation committee. In addition to his board involvement, Mr. Quillen manages Quillen Properties LLC and MJQ LLC and serves as an advisor on mining, energy, economic development, and transportation issues. Over the course of his career, Mr. Quillen has held several executive roles in the mining industry including chief executive officer and chairman of the board of Alpha Natural Resources, which he founded in 2002. Prior to Alpha, he was one of the founders of Whitehaven Coal Company where he was a member of the board and held senior leadership positions. Mr. Quillen served in a number of other senior roles including executive vice president of operations at American Metals & Coal International and president of coal sales at Pittston Coal Company. Mr. Quillen earned a Bachelor’s degree and a Master’s degree, both in civil engineering, from Virginia Polytechnic Institute and State University which recently awarded him the William H. Ruffner Medal, the university’s highest honor.

ABOUT CONTURA ENERGY

Contura Energy (NYSE: CTRA) is a Tennessee-based coal supplier with affiliate mining operations across major coal basins in Pennsylvania, Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Contura Energy reliably supplies metallurgical coal to produce steel. For more information, visit www.conturaenergy.com.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements. These forward-looking statements are based on Contura's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Contura’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Contura to predict these events or how they may affect Contura. Except as required by law, Contura has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur.

INVESTOR CONTACT

investorrelations@conturaenergy.com

Alex Rotonen, CFA

423.956.6882

MEDIA CONTACT

corporatecommunications@conturaenergy.com

Emily O’Quinn

423.573.0369

- ### -